EXHIBIT 10-8

                          AMENDMENT NO. 2

     The Landlord and Tenant hereby amend this Agreement dated March 31, 1993 by adding the following paragraph:

          The term of this lease shall end one month following notice by the Tenant of cancellation of this lease (which may occur at any time in the full discretion of the Tenant). Commencing on the effective date hereof, the monthly rent shall be increased 5% to $3,465. All of the other conditions, provisions and covenants of this lease shall continue in force and apply in all respects as herein provided.

     The effective date of this Amendment No. 2 is December 31, 1995.


                         By: /s/ Stuart Komer

                              Name:  Stuart Komer



                         ARTISTIC GREETINGS INCORPORATED


                         By:  /s/ Marie B. Belt

                              Name:  Marie B. Belt
                              Title:     Assistant Corporate Secretary

G:\ATTORNEY\TPY\WORK2\AGI2.AMD